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                                  Exhibit 5.1

December 14, 2005

Medical Properties Trust, Inc.
1000 Urban Center Drive, Suite 501
Birmingham, AL 35242

      Re: Registration Statement on Form S-8

Gentlemen:

      We have acted as counsel for Medical Properties Trust, Inc., a Maryland corporation (the "Company"), in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 3,900,000 shares of the Company's common stock (the "Shares"), issuable under the terms of the Company's Amended and Restated 2004 Equity Incentive Plan as referenced in the Registration Statement (the "Plan").

      In connection therewith, we have relied upon, among other things, our examination of the Second Articles of Amendment and Restatement, as amended, the Amended and Restated Bylaws and such other documents, records of the Company, and certificates of its officers and public officials, as we have deemed necessary for purposes of the opinion expressed below.

      Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that: The Shares covered by the Registration Statement have been duly authorized for issuance and, when issued pursuant to the terms of the Plan, will be legally issued, fully paid and nonassessable.

      This opinion is furnished to you solely for your benefit in connection with the filing of the Registration Statement and is not to be used, quoted or otherwise referred to for any other purpose without our prior written consent. We hereby consent to the filing of this opinion as Exhibit 5.1 to, and to the use of our name in, the Registration Statement.

                                     Very truly yours,

                                        BAKER, DONELSON, BEARMAN, CALDWELL &
                                        BERKOWITZ, PC

                                        By: /s/ Matthew S. Heiter
                                            ----------------------------
                                        Its: Authorized Shareholder

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